UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2009

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1111 Stewart Avenue

Bethpage, New York

(Address of principal executive offices)

11714

(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 27, 2009, CSC Holdings, Inc. (“CSC Holdings”) and certain of its subsidiaries (the “Restricted Subsidiaries”) entered into an Amendment Agreement (the “Amendment Agreement”) with Bank of America, N.A., as Administrative Agent, and the Lenders party thereto, providing for (i) an amendment and restatement of the Credit Agreement, dated as of February 24, 2006 (as amended, the “Credit Agreement”), among CSC Holdings, the Restricted Subsidiaries party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, and (ii) an amendment to the Incremental Term Supplement, dated as of March 29, 2006 (as amended, the “Incremental Term Supplement”), among CSC Holdings, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.  Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

Among other things, the Amendment Agreement provides for the extension of the Maturity Date of the Incremental Term Facility held by the Lenders party to the Amendment Agreement (the “Incremental B-2 Extended Term Facility”) holding approximately $1.2 billion of Loans thereunder from March 29, 2013 to March 29, 2016, with the principal amount of the Incremental B-2 Extended Term Facility to be repaid quarterly in equal installments equal to 0.25% of the original principal amount with a final principal repayment installment, in the amount of the outstanding Loans thereunder, due on March 29, 2016.  Lenders party to the Amendment Agreement are entitled to an extension fee payment of 1.50% per annum of the outstanding Loans under the Incremental B-2 Extended Term Facility.  Optional prepayments that CSC Holdings elects to apply to the Incremental Term Facility may be paid pro-rata to the Incremental B-2 Extended Term Facility and the Incremental B Term Facility, or to the Incremental B Term Facility only, but not to the Incremental B-2 Extended Term Facility prior to the Incremental B Term Facility without the prior written consent of each Incremental B Term Lender.  The amendments also provide the Term A Lenders and the Revolving Credit Lenders the ability to extend the maturity and amortization schedule of the Term A Loans and the Revolving Credit Loans, as applicable, with the prior written consent of the Term A Lenders or the Revolving Credit Lenders, as applicable, holding at least 10% of the outstanding Term A Loans or the Revolving Credit Lenders, as applicable, subject to the terms and conditions set forth in the Credit Agreement.

In addition, the amendments provide CSC Holdings with the option, subject to the terms and conditions set forth in the Credit Agreement, to request one or more separate and additional tranches of commitments and loans under the Credit Agreement, in the amount not exceeding $5,233,000,000 minus the aggregate amount of all Commitments and Loans outstanding under all other existing Facilities.

The above description of the Amendment Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Amendment Agreement, the Credit Agreement or the Incremental Term Supplement, and is qualified in its entirety by reference to the Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 8.01               Other Events

On May 29, 2009, Cablevision Systems Corporation and CSC Holdings issued a press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

10.1

Amendment Agreement, dated as of May 27, 2009, among CSC Holdings, Inc., the Restricted Subsidiaries listed on the signature pages thereto, the financial institutions listed on the signature pages thereto and Bank of America, N.A., as Administrative Agent (i) attaching an amended and restated Credit Agreement, dated as of February 24, 2006, among CSC Holdings, the Restricted Subsidiaries party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, and (ii) providing for an amendment to the Incremental Term Supplement, dated as of March 29, 2006, among CSC Holdings, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amended and Restated Credit Agreement, dated as of February 24, 2006 and amended and restated as of May 29, 2009, among CSC Holdings, the Restricted Subsidiaries party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer (attached to Exhibit 10.1 above).

99.1	Press Release issued May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

Dated: June 2, 2009	By:	/s/ Michael P. Huseby
		Name:	Michael P. Huseby
		Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC.
(Registrant)

Dated: June 2, 2009	By:	/s/ Michael P. Huseby
		Name:	Michael P. Huseby
		Title:	Executive Vice President and
Chief Financial Officer